CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Gator Focus Fund (“the Fund”), a series of shares of Endurance Series Trust, and to the use of our report dated March 22, 2013 on the statement of assets and liabilities and the related statement of operations as of March 19, 2013 of the Fund. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
March 22, 2013